EXHIBIT 10.9

                                   EXHIBIT A-1

            1999 Performance Goals and Performance Based Compensation

I.       FORMULA

                                                                                        PERFORMANCE
                                                                                           BASED
                                                                                    COMPENSATION FORMULA
                                                                                    --------------------
A.       EARNING PER SHARE
         For each $.01 increase.........................................................   $65,250

B.       INCREASE IN COMMON STOCK PRICE
         (i) If the price of a share of Common Stock on 12/31/99 does not
         exceed $16.75..................................................................   $     0
         (ii) If the price of a share of Common Stock on 12/31/99 exceeds
         $16.75 but does not equal or exceed $21.00, for each $0.0625 increase in per share price of share of Common Stock above
         $16.75.........................................................................   $ 7,500
         (iii) If the price of a share of Common Stock on 12/31/99 equals or exceeds $21.00, for each $.0625 increase in per share price of a
         share of Common Stock above $16.75.............................................   $10,000

II.      METHOD OF PAYMENT

         A. CASH. The Performance Based Compensation determined for 1999 under the formula set forth in Section I above shall be paid in cash if and to the extent such Compensation does not exceed $1,500,000.

         B. RESTRICTED STOCK. If the Performance Based Compensation determined for 1999 under the formula set forth in Section I above exceeds $1,500,000 (such excess amount being referred to as the "Additional Amount"), the Executive shall be granted a number of shares of restricted Class B Common Stock of the Company (the "Shares") equal to the amount determined by dividing (i) two times the Additional Amount, by (ii) closing price for the Class B Common Stock of the Company on the American Stock Exchange as of the close of trading on December 31, 1999. The value of any fractional shares shall be paid in cash. The restrictions on the Shares shall lapse on the first to occur of (i) October 15, 2014, (ii) termination of the Executive's employment with the Company by reason of Executive's disability or death, (iii) the Executive's termination of employment with the Company for Good Reason;
                  (iv) the Company's termination of Executive's employment without Cause, or (v) the occurrence of a Change in Control of the Company ("Good Reason", "Cause", and "Change in Control" to be defined in a manner consistent with the most recent grant of Restricted Stock by the Company to the Executive).



Dated:            March 11, 1999                       /s/ PAUL MANLEY
                                                       -------------------------
                                                       Paul Manley, Chairman
                                                       Compensation Committee